Exhibit T3A.51

Delaware	PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “NORTH CHARLESTON JOINT VENTURE II, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE THIRTEENTH DAY OF JUNE, A.D. 2002, AT 2 O’ CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FIFTH DAY OF FEBRUARY, A.D. 2004, AT 1:43 O'CLOCK P.M.

3514198 8100X 080350754 You may verify this certificate online at corp. delaware. gov/authver.shtml	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6473037 DATE: 03-25-08

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

NORTH CHARLESTON JOINT VENTURE II, LLC

This Amended and Restated Certificate of Formation of North Charleston Joint Venture II, LLC (the “LLC”), dated as of June 12, 2002, has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of 6 Del. C. §18-208, to amend and restate the original Certificate of Formation of the Company, which was filed on April 15, 2002, with the Secretary of State of the State of Delaware (the “Certificate”) under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

The Certificate is hereby amended and restated in its entirety to read as follows:

FIRST. The name of the limited liability company is North Charleston Joint Venture II, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington. New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Amended and Restated Certificate of Formation as of the date first above written.

Jeffery V. Curry
Authorized person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 06/13/2002 020381522 - 3514198